EXHIBIT 2

PRICEWATERHOUSECOOPERS [LOGO]
--------------------------------------------------------------------------------
                                                      PricewaterhouseCoopers LLP
                                                      Ten Almaden Boulevard
                                                      Suite 1600
                                                      San Jose CA 95113
                                                      Telephone (408) 817 3700
                                                      Facsimile (408) 817 7907

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
Of Veraz Networks, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations. Of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Veraz Networks, Inc. and its subsidiaries at December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. The financial statements of the Company as of December 31, 2002 and for the period from October 18, 2001 (date of inception) to December 31, 2002 were audited by other auditors whose report dated March 23, 2004 expressed an unqualified opinion on those statements.


/s/ PricewaterhouseCoopers
--------------------------

March 23, 2004